EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form S-1 of RedHawk Acquisition I Corp. of our report dated August 9, 2024, relating to our audits of the financial statements of RedHawk Acquisition I Corp. for the periods from inception to December 31, 2023 and for the three months ended March 31, 2024

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Tampa, Florida

August 9, 2024